                                                                   Exhibit 10.18

                                 CONFIDENTIAL


                                    SUMMIT

                             DISTRIBUTOR AGREEMENT
                             ---------------------


     This Agreement made and entered into this 23rd day of October, 1995, by and between Summit Design, Inc., a Delaware corporation organized and existing under the laws of the state of Delaware and the U.S.A, with its principal place of business located at 9305 SW Gemini Drive, Beaverton, OR 97008 (hereinafter referred to as SUMMIT), and ATE Service Co., Ltd., a corporation organized and existing under the laws of Japan, with its principal place of business located at 197-1 Higashi-Naganuma, Inagi-Shi, Tokyo 206, Japan (hereinafter referred to as ATE).

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1.0  Appointment.  SUMMIT hereby appoints ATE, as Exclusive Distributor,
          -----------
for the sale and support of the SUMMIT Products listed in Appendix A (except for Visual Test) in the Territory defined in Appendix B, as long as ATE meets the quarterly quota as specified in Appendix C, and grants to ATE a non-exclusive, non-transferable license to use and demonstrate the Products to facilitate its performance of this Agreement, and to sublicense to approved subdistributors and to the customers in the territory the right to use the Products pursuant to the SUMMIT Program License Agreement described in Article 4.2 hereof. ATE will have the right to engage subdistributors in the territory providing notification to and written agreement by SUMMIT.

          1.1 As used in Section 1, Exclusive Distributor shall mean that SUMMIT may have agreements for distribution of the products listed in Appendix A with no more than one (1) Tokyo based direct distributors and one (1) Osaka based direct distributor. Distributors may employ subdistributors if approved in writing by SUMMIT.

          1.2 The list of Products set forth in Appendix A may be changed by SUMMIT in the event that any of the products listed are abandoned by SUMMIT or undergo general reconfiguration or price change by SUMMIT. Such changes shall require a 30 day prior written notice.

     2.0  Terms of Agreement.  This Agreement shall take effect from the date of
          ------------------
execution hereof and shall remain in force for a period of three (3) years (base period), unless and until terminated pursuant to Article 14.0 hereof. This Agreement may be renewed for an additional three (3) years (extension period), within a six (6) month period of the existing Agreement expiration date, by mutual consent of SUMMIT and ATE. Discounts for the base period shall be those listed in Section 5.5.2 and 5.5.3(c)3 and for the extension periods shall be set according to Section 5.5.

     3.0  Responsibilities of Summit.
          --------------------------

          3.1 SUMMIT agrees to make every reasonable effort to provide quantities of the Products sufficient to meet the requirements of ATE.


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          3.2  SUMMIT agrees to provide "factory level" technical support to
ATE.
          3.3 SUMMIT agrees to ship products upon receipt of a valid Purchase Order.

     4.0  Responsibilities of ATE.
          -----------------------

          4.1 ATE agrees to use its best efforts to promote the sale of the Products and to provide technical support to its customers.

          4.2 ATE agrees to sell or otherwise provide the Products only in accordance with SUMMIT's licensing policies, as represented by the terms stated herein, the SUMMIT Program License Agreement, attached hereto in Appendix D.
ATE may execute with its customers a SUMMIT Program License Agreement written in Japanese which shall have substantially the same meaning as the SUMMIT Program License Agreement. No products will be transferred by SUMMIT to ATE, or from ATE to its' customers without such a license being executed by ATE, a copy retained and kept on file by ATE, and a copy supplied to SUMMIT.

          4.3 ATE agrees to maintain a sales, marketing, and support staff sufficient to provide for the sales and support of SUMMIT Products in the Territory. directly and/or through the use of subdistributors.

          4.4 ATE agrees to meet at least quarterly with SUMMIT or its authorized representatives to review the business in the Territory for the previous quarter, forecast for the coming six (6) months in a format specified by SUMMIT, experience with service and Product quality and any other activities which will promote a successful working relationship between the two companies.

          4.5 ATE recognizes that SUMMIT and ATE may be required by the laws of the United States or others to provide information regarding the identity of purchasers of Products. At the request of SUMMIT, ATE will immediately provide to SUMMIT copies of all Product sales records, evidencing actual end-user destinations, product and service prices and discounts; total sales value; identities and addresses.

          4.6 ATE will provide to SUMMIT, at the beginning of each quarter, a quarterly status report for the previous quarter, a forecast of the next quarter and, at the beginning of each month, a forecast update. Quarterly status reports, forecasts and forecast updates shall include the following: customer names, addresses product sales and service sales per customer. All prices listed in these reports will be actual sale values.

          4.7 ATE agrees to pay to SUMMIT the sum of * * * as a non-refundable up front license fee for the license described in Section 1. This fee shall be paid at a rate of * * * per month beginning on November
30, 1995 and continuing for six months, or may be paid in full by ATE as a one time reduction in ATE inventory at ATE's sole discretion.


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     5.0  Orders, Quotations and Prices.
          -----------------------------

          5.1  ATE shall place orders to SUMMIT via written Purchase Order.
Each Purchase Order shall be accompanied by the customer purchase order if such order exists. ATE shall maintain a file of its quotations, offers, acceptances, and all other correspondence relating to the sale of Products, and shall supply such information to SUMMIT monthly and quarterly as specified in Section 4.6.

          5.2 All prices are F.O.B. Beaverton, Oregon, USA, and exclude duty, insurance, shipping, local tax, and any use, value-added, or other tax. When applicable, such items will appear as a separate line item on the invoice.

          5.3  Prices.
               ------

               5.3.1 The Product List Price for each product is shown in Appendix A.

               5.3.2 Maintenance, with Upgrades and Technical Support for each product may be purchased under the following options:

                      (a) Maintenance - Maintenance prices are * * * of Product List Price and are paid annually. Annual maintenance includes the following:

                              (i)  Product upgrades released during the current
maintenance period for products purchased.

                             (ii)  Technical Support supplied by ATE.

                            (iii)  Bug Fix Releases supplied by SUMMIT.

                      (b)  Technical Support - Technical Support prices are
* * * of Product List Price, paid annually. Technical support includes the following:

                              (i)  Technical Support supplied by ATE.

                             (ii)  Bug Fix Releases supplied by SUMMIT.

                      (c) Upgrades - Product Upgrades will be priced at the time of release and will normally be priced at * * * of the original Product List Price.

          5.4  End User Discounts and Uplifts.
               ------------------------------

               5.4.1  ATE or its distributors are authorized to offer up to a
* * * discount on products, maintenance and technical support without prior written approval from SUMMIT.


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                                 CONFIDENTIAL


               5.4.2 ATE or its distributors may offer discounts greater than *** on products, maintenance and technical support without prior written approval from SUMMIT provided that ATE remits cash with the purchase order for the purchase price of the product. This purchase price shall be equal to the Product List Price as stated in Appendix A minus the appropriate discount as listed in Section 5.5.

               5.4.3 Uplifts - AU price uplifts beyond *** above Product List Price for Products, Maintenance, Technical Support and Upgrades must be consulted with SUMMIT in advance. Such *** limit shall be applied to pricing at quote time using conversion rates at the time of quote.

          5.5  Distributor Purchase Discounts.  ATE shall purchase products,
               ------------------------------
maintenance, technical support and upgrades for sale in the territory. The purchase price for such products, maintenance, technical support and upgrades shall be equal to actual selling price minus the appropriate discount as specified below unless modified as specified in Section 5.4.2.

               5.5.1  If Japanese withholding taxes are withheld:

                      (a) Discount on Products shall be equal to *** of actual selling price.

                      (b) Discount on Maintenance shall be equal to *** of actual selling price.

                      (c) Discount on Technical Support shall be equal to *** of actual selling price.

                      (d) Discount on Upgrades shall be equal to *** of actual selling price.

               5.5.2  If Japanese withholding taxes are not withheld:

                      (a) Discount on Products shall be equal to *** of actual sales price.

                      (b) Discount on Maintenance shall be equal to *** of actual selling price.

                      (c) Discount on Technical Support shall be equal to *** of actual selling price.

                      (d) Discount on Upgrades shall be equal to *** of actual selling price.


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          5.6  ATE agrees to support Summit in achieving a review with the
Japanese tax authorities that will eliminate the need for withholding taxes.

     6.0  Terms of Payment.
          ----------------

          6.1 Payments for Products, Maintenance, Technical Support and Upgrades shall be made by ATE within sixty (60) days, after date of invoice. The preferred method of payments to SUMMIT is wire transfer. All payments made to SUMMIT must be in United States Dollars (U.S.D.).

          6.2 If any payment due SUMMIT from ATE is not paid when due, SUMMIT may at its option; (a) cease further shipments to ATE until all overdue payments have been made or (b) make shipments only against an irrevocable letter of credit acceptable to SUMMIT.

     7.0  Delivery.  SUMMIT shall use its best effort to fill all orders
          --------
promptly upon acceptance thereof. Deliveries shall be made F.O.B SUMMIT's factory in Beaverton, Oregon, USA SUMMIT shall retain title and bear the risk of loss until such time as a shipment has been placed on-board a commercial carrier, at which time title shall pass and the risk of loss shall be borne by ATE. Such loss shall not exceed the replacement cost of the shipment.

     8.0  Advertising and Promotion.  ATE shall conduct advertising and
          -------------------------
promotional activities deemed appropriate to promote the sale of the Products in the Territory. SUMMIT shall supply, free of charge, advertising materials of its own creation for marketing of the Products, such as catalogs, brochures, pamphlets, and the like. ATE agrees to refrain from making any claim or representation concerning the Products in excess of or difference from those made by SUMMIT.

     9.0  Import and Export.
          -----------------

          9.1 An import duties and custom's fees, and all import permits and licenses, are ATE's and Customer's sole responsibility.

          9.2 The licensing of the Products to ATE by SUMMIT is subject to all laws, regulations, and rules of the United States of America and the State of Oregon. SUMMIT shall not be bound by terms that are in conflict with such laws. ATE agrees to fully comply with all applicable U.S. export regulations governing destination, ultimate end-user programs of internal control and re-export restraints, and other restrictions relating to Products or the furnishing of technical information or data in any form covered by this Agreement.

          9.3 ATE agrees to establish such programs of internal controls as required by U.S. Export Regulations.

          9.4 ATE agrees not to take any action that will cause it, or SUMMIT to be in violation of any law of any jurisdiction in the Territory or the United States, including but not limited


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                                 CONFIDENTIAL


to, the U.S. Foreign Corrupt Practices Act of 1977 (FCPA), the U.S. Export Control Laws, and the U.S. Anti-Boycott Laws.

          9.5 ATE understands that SUMMIT is subject to regulations by agencies of the United States Government, including the U.S. Department of Commerce, which may prohibit export or diversion of the Products, or Product information to certain countries. Regardless of any disclosure made by ATE to SUMMIT of an ultimate destination of the Products or Product information, ATE warrants that it will not export, either directly or indirectly, any Product or Product information without first obtaining all necessary approvals from the United States Department of Commerce and/or any other agency or department of the United States Government.

     10.0 Proprietary Rights and Tradesecrets.
          -----------------------------------

          10.1 Except as otherwise provided herein, SUMMIT retains all title and reserves all rights to the documentation, manuals, information, packaging, promotional materials, or other data furnished by SUMMIT to ATE, or developed by ATE under this agreement, whether in object, printed hard copy, or other form.

          10.2 Both parties acknowledge that the Products, including any modifications, enhancements, or improvements to the Products contain valuable trade secret information proprietary to SUMMIT. Both parties agree to exercise the highest degree of care and control with respect to the safeguard of these trade secrets.

     11.0 Product Warranties.
          ------------------

          11.1 SUMMIT warrants that it owns the copyrights to all software products sold hereunder, and has the legal right to sell such products.

          11.2 SUMMIT's warranty to ATE's customers shall be the standard SUMMIT warranty for the Products which is in effect on the date of the shipment of Products to Customer.

          11.3 EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, SUMMIT HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, ON ALL PRODUCTS, AND SPECIFICALLY AND WITHOUT LIMITATION, DISCLAIMS AND PRECLUDES ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     12.0 Infringement.
          ------------

          12.1 SUMMIT, at its expense, will defend ATE against any claim, action or suit based on an allegation that a product furnished hereunder infringes a patent or copyright in the Territory, and SUMMIT will pay any resulting costs, damages, and attorney's fees finally awarded (after exhaustion of appeals, if SUMMIT files any appeals), against ATE which are attributable to such claim, or will pay the part of any settlement which is attributable to such claim, provided that;


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(a) ATE notifies SUMMIT in writing within seventy-two (72) hours of acquiring knowledge of the claim (claim includes any writing related to the subject matter of this subsection); (b) SUMMIT is permitted to control the defense settlement of the claim, at its sole discretion; and (c) ATE cooperates reasonably in such defense or settlement.

          12.2 In its defense or settlement of any such claim SUMMIT may (a) procure for ATE the right to continue using the Product; (b) modify the Product so that it becomes noninfringing; or (c) replace the Product with a substantially equivalent Product not subject to such claim. If the use of any Product furnished hereunder is enjoined and none of the preceding alternatives is reasonably available to SUMMIT, SUMMIT will provide ATE an opportunity to return the Product and receive a refund of the purchase price paid, less a reasonable allowance for use.

          12.3 Notwithstanding the foregoing, SUMMIT shall have no liability to defend to indemnify ATE or to pay any costs, damages, or attorney's fees for any claim based upon the use of any version of software other than the current unaltered version released by SUMMIT.

          12.4 The foregoing states the entire obligation and liability of SUMMIT with respect to any claims of patent or copyright infringement.

     13.0 Termination.  This Agreement may be terminated; (a) by an Agreement
          -----------
duly signed by the parties hereto; or (b) by either party for cause, upon notice in writing, given by registered or certified mail to the other party, notifying the offending party of the cause and allowance of ninety (90) days for such party to cure such cause.

     14.0 Provisions upon Termination.
          ---------------------------

          14.1 Except as otherwise provided herein, neither SUMMIT nor ATE shall, by reason of the termination, be liable to the other for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases, or commitments made in connection with this Agreement.

          14.2 ATE shall immediately refrain from further use of all of SUMMIT's logos, trademarks and tradenames. ATE shall return all demonstration material, manuals, literature and brochures.

          14.3 Obligations of ATE described in Section 18 of this Agreement, shall survive termination or expiration of this Agreement.

     15.0 Limitation of Liability.  THE LIABILITY OF SUMMIT IN ANYWAY ARISING
          -----------------------
OUT THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY BE FOUNDED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT LIABILITY, OR ANY OTHER THEORY, SHALL IN NO EVENT EXCEED, AND IS SPECIFICALLY LIMITED TO THE AMOUNT PAID FOR THE PRODUCTS RELATED TO SAID CLAIM. IN NO EVENT SHALL SUMMIT BE LIABLE


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FOR CONSEQUENTIAL DAMAGES, INCIDENTAL DAMAGES, LOST PROFITS, OR LOSS DUE TO
BUSINESS INTERRUPTION.

     16.0 Arbitration.  Any and all disputes arising in connection with this
          -----------
Agreement shall be settled by Arbitration, unless otherwise mutually agreed by both parties. The Arbitration shall be held in Portland, Oregon, USA, and set up in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce. Any and all Arbitrators appointed pursuant to the ICC Rules shall be fluent in English and all documents submitted to the Arbitration panel shall be in English or accompanied by an English translation. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     17.0 Confidentiality, Trademarks and Tradenames.
          ------------------------------------------

          17.1 ATE shall treat as Confidential and shall not disclose any information concerning SUMMIT, its pricing, business, or assets, its Products or its markets, or its future Products or markets, or any other material(s) which are of a proprietary or confidential nature, and agrees to appropriately safeguard same until such time as the information properly comes into the public domain.

          17.2 ATE recognizes and concedes for all purpose the validity of any trademark, tradename, or any other proprietary mark applied, or to use by SUMMIT in reference to the Products, and acknowledges these as the sole property of SUMMIT, whether registered or not.

          17.3 During the term of this Agreement, SUMMIT authorizes ATE to use SUMMIT's trademarks and tradenames in Territory only for the purpose of the marketing, and distribution of SUMMIT's Products. ATE agrees that it will use SUMMIT's name and logo on all packaging, manuals, and materials, and that SUMMIT's copyright, with its USA address must appear in and on the cover of all manuals and disk labels, and on the software binary code program. It will be clearly stated in all manuals, including those translated into any language, that SUMMIT is the owner of the copyright and ATE will add whatever words, symbols or marks are required in the Territory, as directed by SUMMIT, to give effective notice of SUMMIT's rights and to preserve all such legal rights of SUMMIT. ATE shall acquire no rights to trademarks or tradenames by virtue of their use.

          17.4 ATE is expressly forbidden from altering, removing or modifying any serial number, identifying number, trademark or other SUMMIT symbol from any Product or printed materials or software provided under this Agreement.

     18.0 Force Majeure.  Neither party hereto shall be liable for default of
          -------------
any obligation hereunder if such default results from force majeure which includes; without limitation, governmental acts or directives, strikes, acts of God, war, insurrection, riot or civil commotion, fires, flooding or water damage, explosions, embargoes, or delays in delivery, whether of the kind herein enumerated or otherwise, which are not within the reasonable control of the party affected.


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     19.0 Assignment.  This Agreement is not assignable or transferable by
          ----------
either party in whole or in part, except with the written consent of the other party.

     20.0 Notices.  Any notices provided for under this Agreement shall be
          -------
deemed effective when delivered in person or ten (10) days after deposit in the mail by registered or certified mail postage prepaid and addressed to the respective address listed in the introduction of this Agreement.

     21.0 Relationship of the Parties.  The parties hereto agree that ATE shall
          ---------------------------
operate as an independent contractor and not as an agent or employee of SUMMIT. ATE has no express or implied authorization to incur any obligation or an any manner otherwise make any commitments on behalf of SUMMIT. ATE shall employ its own personnel and shall be responsible for them and their acts, and in no way shall SUMMIT be liable for ATE, its employees, or third parties.

     22.0 Entire Agreement and Severability.  This Agreement constitutes the
          ---------------------------------
entire Agreement between the parties, and supersedes any and all prior oral or written Agreements. Any modifications, renewals, extensions, waivers, or amendments shall be effective only when in writing signed by both parties. Should any clause of this Agreement be rendered illegal or unenforceable due to legislative changes, the remainder of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above set forth.

SUMMIT DESIGN, INC.                       ATE SERVICE CO., INC.

/s/ Larry J. Gerhard                      /s/ Hiro Sasa
- ----------------------------------        --------------------------------------
Authorized Signature                      Authorized Signature

Larry Gerhard                             Hiro Sasa
- ----------------------------------        --------------------------------------
Name (Type or Print)                      Name (Type or Print)

President, CEO                            Vice President
- ----------------------------------        --------------------------------------
Title                                     Title

4/5/96                                    4/9/96
- ----------------------------------        --------------------------------------
Date                                      Date


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                                  APPENDIX B

                                   TERRITORY


     ATE is allowed to sell the authorized products to customers and install the said products within the country of Japan and its territories.


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                                  APPENDIX C


                                QUARTERLY QUOTA


     Q4; 95               * * *                       * * *

     Ql; 96               * * *

     Q2; 96               * * *

     Q3; 96               * * *

     Q4; 96               * * *                       * * *

     Ql; 97               * * *

     Q2; 97               * * *

     Q3; 97               * * *

     Q4; 97               * * *                       * * *

     Ql; 97               * * *

     Q2; 97               * * *

     Q3; 97               * * *

     Q4; 97               * * *                       * * *


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                                  APPENDIX D

                          SOFTWARE LICENSE AGREEMENT


              WORLDWIDE BINARY SOFTWARE PRODUCT LICENSE AGREEMENT

     Summit Design Inc., ("SUMMIT"), a Delaware corporation, hereby grants to Customer, and Customer hereby accepts, a non-transferable, non-exclusive License to use the software program(s) described in Section 11 attached (the "Software") in machine readable form only, (object code only), for Customer's internal business purposes, and in accordance with the following:

     1.   Use.  The Software, including any portion thereof and subsequent
          ---
updates, may be used only on the Designated Equipment on which the Software is first installed. The number of concurrent users of the Software is limited to that quantity Set forth in Section 11 attached, regardless of the configuration of the Designated Equipment. The Software may not be used on, accessed from or transferred to any location or workstation which is more than one (1) kilometer from the installation location set forth in Section 10 attached. The Software may not be copied in whole or in part, except for normal and reasonable back-up purposes. Any such copies must include the SUMMIT copyright notice and any other SUMMIT proprietary notices accompanying the Software when installed.

     2.   Substitute Equipment.  In the event that an equipment malfunction
          --------------------
occurs in the Designated Equipment causing the Software to become inoperable on the Designated Equipment, the Software or copies thereof may be used on substitute equipment on a temporary basis during such malfunction. In the event the Designated Equipment is permanently replaced by a substitute, the Software may be used on such substitute equipment (which shall then become the Designated Equipment) upon thirty (30) days written notice to SUMMIT and with payment to SUMMIT of a Node ID change fee.

     3.   Restrictions.  The Software is confidential and constitutes trade
          ------------
secrets and confidential information of SUMMIT. Customer shall not make the Software available in any form to any person or entity other than Customer's employees or contractors as reasonably necessary for Customer's use of the Software. Customer shall not modify or enhance the Software. Customer shall not reverse-assemble, reverse compile, or otherwise reverse-engineer the Software in whole or in part. Customer shall utilize all reasonable precautions to preserve and protect the confidentiality of the Software, and exercise the same degree of care in this regard as Customer uses to protect its own trade secrets and confidential information, Notwithstanding the provisions of this section, the following shall not be considered confidential information: (a) that which is developed by Customer independently of SUMMIT; (b) that which is publicly known or becomes publicly known without breach of this Agreement or the negligence of Customer, (c) that which is lawfully received by Customer from a third party without accompanying disclosure or use restrictions; and (d) that which is disclosed with the prior written approval of SUMMIT.


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     4.   Limited Warranty.
          ----------------

          4.1 SUMMIT warrants that the Software will conform to the written product description supplied by SUMMIT for the Software upon installations in the U.S. and Canada, and for one (1) year for all other installations. SUMMIT assumes sole responsibility for any product licensed by SUMMIT; unless expressly stated in SUMMIT literature, those companies furnishing products which are supported by SUMMIT's products assume no responsibility for the products sold by SUMMIT. SUMMIT does not warrant that the software will meet Customer's requirements for all defects reported to SUMMIT within the warranty period, the liability of SUMMIT is limited to providing Customer with one (1) copy of corrections of the Software or next generation release, if any, when reasonably available, and to respond to Customer's Software problem reports according to SUMMIT's standard support practices. SUMMIT's obligations under this warranty shall apply only to the latest SUMMIT Software release and one (1) immediately preceding release.

          4.2 If SUMMIT provides Software to replace the Software containing defects, such defective Software shall be promptly returned to SUMMIT and shall become the property of SUMMIT. Defective Software not returned to SUMMIT within thirty (30) days of receipt of the replacement shall be invoiced to Customer and Customer shall pay the current list License fees.

          4.3 This warranty shall not be valid if: (a) the Software has been subjected to abuse, misuse, accidental alteration, neglect, or unauthorized modifications; or (b) the Software has been exposed to conditions beyond SUMMIT's recommended environmental, power, or operating constraints.

          4.4 EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, SUMMIT HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESSED OR IMPLIED. FOR ALL SOFTWARE LICENSED HEREUNDER, AND SPECIFICALLY AND WITHOUT LIMITATION, DISCLAIMS AND PRECLUDES ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     5.   Liability Limit.  THE LIABILITY OF SUMMIT IN ANY WAY ARISING OUT OF
          ---------------
PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY BE FOUNDED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY, SHALL IN NO EVENT EXCEED AND IS SPECIFICALLY LIMITED TO THE PURCHASE PRICE PAID FOR LICENSE OF THE PRODUCTS RELATED TO SAID CLAIM. IN NO EVENT SHALL SUMMIT BE LIABLE FOR CONSEQUENTIAL DAMAGES, INCIDENTAL DAMAGES, LOST PROFITS OR LOSS DUE TO BUSINESS INTERRUPTION.

     6.   Infringement.
          ------------

          6.1 SUMMIT will defend Customer against any claim that the Software infringes a patent or copyright of another in any country in which SUMMIT has previously introduced the Software, and SUMMIT will pay any resulting costs. damages and attorney's fees finally awarded


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(after exhaustion of appeals, if SUMMIT files any appeals) against Customer which are attributable to such claim, or will pay the part of any settlement which is attributable to such claim: (a) Customer notifies SUMMIT in writing within seventy-two (72) hours of Customer first acquiring knowledge of the claim; (b) SUMMIT is permitted to control the defense or settlement of the claim, at its sole discretion; and (c) Customer cooperates reasonably in such defense or settlement.

          6.2 In its defense or settlement of any such claim, SUMMIT may: (a) procure for Customer the right to continue using the Software; (b) modify the Software so that it becomes non-infringing; or (c) replace the Software with a substantially equivalent Software not subject to such claim. If the use of the Software is enjoined and none of the preceding alternatives is reasonably available to SUMMIT, SUMMIT will provide Customer an opportunity to return the Software and receive a refund of License fees paid, less a reasonable allowance for use.

          6.3 Notwithstanding the foregoing, SUMMIT shall have no liability to defend or indemnify Customer or to pay any costs, damages, or attorney's fees claim based upon: (a) the use of any version of Software other than the current unaltered version released by SUMMIT; or (b) the use of Software on equipment other than the Designated Equipment.

          6.4 The foregoing states the entire obligation and liability of SUMMIT with respect to any claims of patent or copyright infringement.

     7.   Comparison of Third Party Products.  The Software shall not be used
          ----------------------------------
for testing or evaluating the capabilities of Automated Test Equipment (ATE) or Computed Aided Engineering (CAE) tools, and is not designed for that purpose. SUMMIT does not verify the accuracy of the Software for such unpermitted use. Customer shall indemnify and hold SUMMIT harmless from all damages, claims or liabilities resulting from Customers violation of this Section 7, including, but not limited to, all damages, claims or liabilities suffered by or asserted against Customer, or suffered by or asserted by a third party manufacturer, seller, or ATE of ATE or CAE tools, or any other party.

     8.   Termination.  SUMMIT shall have the right to terminate: (a) any
          -----------
Software License for which the License fee has not been paid; and (b) any or all of the Software Licenses granted hereunder if Customer fails to comply with these License Terms and Conditions. Customer agrees, upon notice of such termination, to immediately return or destroy the Software provided under such terminated Licenses, all portions and copies thereof, and all related documentation.

     9.   General Provisions.
          ------------------

          9.1  Entire Agreement.  This License Agreement is the complete and
               ----------------
exclusive statement of the Agreement between the parties. All prior or contemporaneous Agreements, written or oral, and all other representations and communications between the parties relating to the subject of this Agreement are superseded hereby.

          9.2  Modification.  This Agreement may not be modified except by a
               ------------
subsequent written instrument signed by an authorized representative of each party.


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          9.3  Export.  Customer understands that SUMMIT is subject to
               ------
regulation by agencies of the United States Government including the U.S. Department of Commerce, which may prohibit export or diversion of the Software or information about the Software to certain countries. Regardless of any disclosure made by Customer to SUMMIT of an ultimate destination of the Software or related information, Customer warrants that it will not export, either directly or indirectly, any Software or Software information without first obtaining all necessary approvals from the U.S. Department of Commerce or any other agency or department of the United States Government.

          9.4  Non-Waiver.  Failure by either party at any time to require
               ----------
performance by the other of any of the provisions of the Agreement, shall in no way affect either's rights to enforce the same, nor shall any Waiver by either of any breach be held to be a Waiver of any succeeding breach or a Waiver of this non-Waiver clause.

          9.5  Assignment.  SUMMIT may assign all or any part of its rights and
               ----------
liabilities arising under this Agreement. The rights and liabilities of Customer pursuant to this Agreement may not be assigned, sublicensed, or otherwise transferred by Customer without the prior written consent of SUMMIT. Any attempt by Customer to do so without such consent shall be null and void.

          9.6  Disputes.  The legal relations of the parties hereunder, and all
               --------
other matters hereunder, shall be governed by the laws of the State of Oregon, USA, Unresolved disputes may be resolved in a court of competent jurisdiction in Washington County, Oregon, USA. Disputes may be resolved in any other reasonable venue designated by SUMMIT, at SUMMIT's sole discretion, if necessary to acquire jurisdiction over third parties. Customer consents to the jurisdiction of such court or courts.

          9.7  Equitable Remedies.  In addition to all other legal rights and
               ------------------
remedies, SUMMIT shall be entitled to obtain from any court of competent jurisdiction all appropriate equitable remedies, including preliminary and permanent injunctive relief against any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

          9.8  Professional Fees.  In case suit or action is instituted to
               -----------------
enforce any of the provisions of this Agreement, the prevailing party therein shall be awarded all reasonable and necessary fees for bookkeepers, accountants and witnesses (expert or otherwise) incurred by that party in connection with such suit or action, plus such sums as may be adjudged reasonable for that party's attorney fees throughout such suit or action, including all hearings, trials, and appeals. Any such award of fees shall include all fees and expenses in connection with judgment collection, including post-judgment procedures.

          9.9  Severability.  If any provision of the Agreement is held invalid,
               ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired.


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     10.  Ownership.  SUMMIT retains ownership of: (a) all copyright,
          ---------
proprietary and other intellectual property rights, and all other interest in and to all design, engineering details and other data pertaining to the Software; (b) all discover, inventions, patent rights and other intellectual property rights arising out of services performed by SUMMIT in connection with the Software, and with regard to all products developed as a result thereof; and
(c) all modifications, enhancements and derivations of the Software made or created by Customer, whether or not authorized, including the sole right to manufacture any and all such products.


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                                 CONFIDENTIAL


                                  SECTION 10
                                  ----------

Installation Location:                   Date:

Company Name & Address:                  Primary Contact:

                                                       TEL:(           )

                                                       FAX: (          )

Serial Number:                           Alternate Contact:


                                  SECTION 11
                                  ----------

      SOFTWARE
 PRODUCT DESCRIPTION         NUMBER OF USERS        DESIGNATED EQUIPMENT
- ------------------------ ----------------------- -------------------------------
                                               Platform/Model:
                                               Media:
                                               Operating System Version:
                                               Node ID:
                                               Host Name:


Serial Number:

     The undersigned agree to be bound by the International Binary Software License Agreement to which this Page Six (6)) was/is attached. and which, Agreement incorporates the information specified in Sections 10 and 11 above.


SUMMIT DESIGN INC.                       LICENSEE/CUSTOMER


________________________________         ________________________________
Authorized Signature                     Authorized Signature

________________________________         ________________________________
Name (Type or Print)                     Name (Type or Print)

________________________________         ________________________________
Title                                    Title

________________________________         ________________________________
Date                                     Date


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